THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                           AGREEMENT OF GENERAL AGENCY

Agreement made this _________ day of ____________, 19___ by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation and a wholly-owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life"), having its Principal office located at 7 Hanover Square, New York, New York, 10004 and ________________ ("Principal").

1. The undersigned Principal is presently a General Agent of Guardian Life in accordance with an Agreement of General Agency bearing an effective date of _______________ ("Guardian Life GA Agreement").

2. GIAC hereby appoints the Principal a General Agent of GIAC for the limited purpose of conducting and overseeing the business relating to GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL") and GIAC's Flexible Premium Variable Universal Life policy marketed under the name Park Avenue VUL ("VUL"). There may be one or more policies marketed under the PAL name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name - "PAL '95 and PAL '97."

3. The Principal shall at all times be associated with Park Avenue Securities LLC ("PAS"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of PAS. The Principal must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL and VUL contracts occur. The Principal, his agents, brokers and Field Representatives may solicit for and sell PAL and VUL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the Principal, his agents, brokers and Field Representatives are all validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL and VUL contracts in such jurisdictions.

4. To the extent applicable, the Principal shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the Principal, his agents, brokers and Field Representatives solicit applications for and sell PAL and VUL contracts; (b) federal laws and the


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

      rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of PAS, and (e) the rules and procedures of GIAC. The Principal understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the Principal by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, PAS or GIAC. Before any solicitations or sales of PAL and VUL are made, the Principal shall become familiar with and abide by the laws, rules, regulations and procedures of all the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

5. The Principal shall have all applications for PAL and VUL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through PAS together with all payments received from applicants without any reductions. The Principal, his agents, brokers and Field Representatives shall cause all checks or orders for PAL and VUL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a Principal, his agents, brokers and Field Representatives not appropriately licensed as required by paragraph 3 of this Agreement.

6. The Principal, his agents, brokers and Field Representatives shall not make any statements concerning PAL and VUL except those that are contained in the current prospectuses for PAL and VUL and the prospectuses for their underlying variable investment options and they shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed with the NASD and received written approval of PAS from a Registered Principal whose office is located in a PAS Office of Supervisory Jurisdiction as that term is defined by NASD rules.

7. In connection with the Principal's appointment as a GIAC General Agent for the purpose set forth in paragraph 2 above, the entire Guardian Life GA Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment provisions, is incorporated herein by reference. Guardian Life GA Agreement compensation provisions that do not apply to PAL and VUL are as noted below. All references to "Company" within the Guardian Life GA Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the Principal and PAS and the Agent's Agreement between the Principal and GIAC are incorporated herein by reference and attached hereto as Exhibits.

8. The Principal shall be paid overriding commissions for sales of PAL and VUL policies as outlined in Appendix A of this Agreement.


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

9. Expense Allowance Payment ("EAP") provisions contained in Section 4 and Appendix G of the Guardian Life GA Agreement shall not apply to PAL and VUL (except for the use of PAL and VUL first year commissions on policy premiums in determining the rate that will apply to non-PAL business in accordance with the provisions contained in Appendix G, Schedule G-II, (B)
      2). The Principal shall instead receive EAP on PAL and VUL as outlined in Appendix B of this Agreement.

10. The Principal shall be paid commissions on personally produced PAL and VUL business as outlined in of this Agreement .

11. Allocation of VUL premiums and the effect thereof on compensation is described in Appendix D of this Agreement.

12. The Principal shall be responsible to the Company for any indebtedness resulting from PAL chargebacks applied to PAL business personally produced by the Principal and to PAL business produced by the agents, brokers and Field Representatives of the Principal.

13. This Agreement may be terminated as outlined in Section 5 of the Guardian Life GA Agreement. In addition, it shall be automatically terminated if the Guardian Life GA Agreement, PAS Registered Representative Agreement or GIAC Agent's Agreement is terminated.

IT SHALL BE EXPRESSLY UNDERSTOOD BY THE PRINCIPAL THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE PRINCIPAL IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS BY THE PRINCIPAL AND THE AGENTS, BROKERS AND FIELD REPRESENTATIVES OF THE PRINCIPAL FOR PAL AND VUL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first written above.


-------------------                       -------------------------
WITNESS                                   Authorized Company Officer


-------------------                       -------------------------
WITNESS                                   General Agent


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

                                   APPENDIX A

A.  Overriding Commission Schedule (Percentages of Premium)

--------------------------------------------------------------------------------
                                                              PAL Unscheduled
                                                               Payments & VUL
 Policy Years    PAL Policy Premiums    VUL Target Premiums    Excess Premiums
--------------------------------------------------------------------------------
      1                  5%                    5%                   0.5%
--------------------------------------------------------------------------------
 2 through 5             4%                    3%                   0.5%
--------------------------------------------------------------------------------
 6 through 10            2%                    3%                   0.5%
--------------------------------------------------------------------------------

No overrides on PAL policies shall be payable on PAL policy premiums skipped under the Premium Skip Option of the PAL policy. If unscheduled payments are received when policies should be on the Premium Skip Option, renewal overrides on such payments shall be based on renewal rates of PAL policy premiums applied up to amounts of premium that correspond to renewal PAL policy premiums that would otherwise have been paid if not for the Premium Skip Option being in effect with standard renewal rates on unscheduled payments applied to any premiums received above such PAL policy premium levels.

B. First Policy Year Overriding Commission Chargebacks on PAL '95 Policies

First policy year overriding commissions on policy premiums shall be charged back to the Principal on PAL '95 policies that are surrendered or lapsed prior to the policies having been in force for at least 18 months in accordance with the following:

--------------------------------------------------------------------------------
Policy Months of PAL '95 Surrenders or Lapses          Chargeback Percentages
--------------------------------------------------------------------------------
                     1-3                                         75%
--------------------------------------------------------------------------------
                     4-6                                         70%
--------------------------------------------------------------------------------
                    7-10                                         65%
--------------------------------------------------------------------------------
                    11-13                                        55%
--------------------------------------------------------------------------------
                     14                                          50%
--------------------------------------------------------------------------------
                     15                                          40%
--------------------------------------------------------------------------------
                     16                                          30%
--------------------------------------------------------------------------------
                     17                                          20%
--------------------------------------------------------------------------------
                     18                                          10%
--------------------------------------------------------------------------------


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

                                   APPENDIX B

A. Expense Allowance Payments (Percentages of First Year Commissions)

                               ------------------
                                Product   Rate
                               ------------------
                                  PAL      62%
                               ------------------
                                  VUL      69%
                               ------------------

The term "first year commissions" shall be understood to include first policy year Field Representative compensation at $13.75 per 1,000 of life production credits.

B. First Policy Year EAP Chargebacks on PAL '95 Policies

EAP on policy premiums shall be charged back to the Principal on PAL '95 policies that are surrendered or lapsed prior to the policies having been in force for at least 18 months in accordance with the following:

--------------------------------------------------------------------------------
Policy Months of PAL '95 Surrenders or Lapses          Chargeback Percentages
--------------------------------------------------------------------------------
                     1-3                                         75%
--------------------------------------------------------------------------------
                     4-6                                         70%
--------------------------------------------------------------------------------
                    7-10                                         65%
--------------------------------------------------------------------------------
                    11-13                                        55%
--------------------------------------------------------------------------------
                     14                                          50%
--------------------------------------------------------------------------------
                     15                                          40%
--------------------------------------------------------------------------------
                     16                                          30%
--------------------------------------------------------------------------------
                     17                                          20%
--------------------------------------------------------------------------------
                     18                                          10%
--------------------------------------------------------------------------------


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

                                   APPENDIX C

A. Commission Schedule (Percentages of Premium)

--------------------------------------------------------------------------------
                                                              PAL Unscheduled
                                                               Payments & VUL
 Policy Years    PAL Policy Premiums   VUL Target Premiums    Excess Premiums
--------------------------------------------------------------------------------
      1                  50%                   45%                   3%
--------------------------------------------------------------------------------
 2 through 10            5%                    3%                    3%
--------------------------------------------------------------------------------

The first policy year commission rates of 50% on PAL and 45% on VUL shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates on PAL polices and by deducting from the figure 115 ages of applicable insureds as of policy issue dates on VUL policies.

No compensation shall be payable on PAL policy premiums skipped under the Premium Skip Option of PAL policies. If unscheduled payments are received when policies should be on the Premium Skip Option, renewal commissions on such payments shall be based on renewal rates of PAL policy premiums applied up to amounts of premium that correspond to renewal PAL policy premiums that would otherwise have been paid if not for the Premium Skip Option being in effect with standard renewal rates on unscheduled payments applied to any premiums received above such PAL policy premium levels.

B. First Policy Year Commission Chargebacks on PAL '95 Policies

First policy year commissions on policy premiums shall be charged back to the Agent on PAL '95 policies that are surrendered or lapsed prior to the policies having been in force for at least 18 months in accordance with the following:

--------------------------------------------------------------------------------
Policy Months of PAL '95 Surrenders or Lapses          Chargeback Percentages
--------------------------------------------------------------------------------
                     1-3                                         75%
--------------------------------------------------------------------------------
                     4-6                                         70%
--------------------------------------------------------------------------------
                    7-10                                         65%
--------------------------------------------------------------------------------
                    11-13                                        55%
--------------------------------------------------------------------------------
                     14                                          50%
--------------------------------------------------------------------------------
                     15                                          40%
--------------------------------------------------------------------------------
                     16                                          30%
--------------------------------------------------------------------------------
                     17                                          20%
--------------------------------------------------------------------------------
                     18                                          10%
--------------------------------------------------------------------------------


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

                                   APPENDIX D
             ALLOCATION OF PREMIUMS AND THEIR EFFECT ON COMPENSATION

A.    General

      In a first policy year, premiums will first be applied to policy target premium. These will be compensated at first year rates. Any premiums received in the first year of a policy exceeding policy target premium will be considered excess premium to be compensated at excess rates.

      In policy years 2 through 10, any premium received up to nine times policy target premium will be applied as policy target premium and receive compensation at target premium renewal rates. Any premium exceeding nine times policy target premium in policy years two through ten will be considered excess premium to be compensated at excess rates.

      In policy years 11 and greater, the compensation on premium received will be at service fee rates.

B.    Increases In Coverage

      Coverage increases will be reflected in self-contained segments of policies that have their own policy effective dates, policy year durations and policy premiums. Premiums for policies with increases in coverage will be applied to each coverage and associated target premiums in the order the coverages were issued (earliest first). When the sum of the premiums during a given policy year exceeds the sum of all applicable target premiums, any additional amount will be allocated prorata based on target premiums for each coverage. The amount thus allocated will be processed as outlined in the above general description (i.e. it will be processed with reference to policy years of the coverages and amounts of applicable target premiums paid).

C.    Decreases In Coverage

      A coverage decrease will be applied to a last previous coverage increase, if any, or to the initial coverage should no coverage increase have taken place. Such decrease will serve to reduce target premium for the full period so that any regular compensation on subsequent premium received will be based on lower target premium (i.e. The total of renewal compensation payable will be based on nine times the lower target premium). Any premium amount applied over such lower target premium will be compensated at excess rates for policy years 2 through 10 and at service fee rates for policy years 11 and greater.


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

                             APPENDIX D (CONTINUED)

      First year compensation will be paid on coverage increases only to the extent such increases should exceed previous coverage decreases.


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